Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 4 to Form S-4 of our report dated May 17, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is December 2, 2021, relating to the financial statements of Thayer Ventures Acquisition Corporation, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

January 13, 2022